Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2004, except as to the contingency described in Note 20 which is as of March 11, 2004, relating to the financial statements, which appears in Duane Reade Inc.'s Annual Report on Form 10-K for the year ended December 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
March 11, 2004